UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Manpower Inc. and Barbara Beck, Executive Vice President, President - EMEA, have mutually agreed that her employment with the Company will end effective March 1, 2011.  She and the Company have entered into an agreement containing the terms of her departure.

Under the agreement, Ms. Beck will remain employed in her current position until March 1, 2011, to assist with the transition of her responsibilities.  In connection with her departure at that time, she will be entitled to receive the payments and benefits owed to her under the previously existing severance agreement between Ms. Beck and the Company.  She also will be entitled to receive any payments or benefits to which she is entitled under other Company compensatory plans.

Among other such rights, Ms. Beck has an accrued benefit under the Company’s frozen Performance Based Deferred Compensation Plan, that is payable to her upon her termination of employment if such termination qualifies as her retirement under the Plan.  The Plan has been amended to provide that payment also will be made upon early retirement and giving the Committee the discretion to designate any termination of employment as an early retirement.  The Committee has made this determination with respect to Ms. Beck’s termination.  In addition, Ms. Beck holds Performance Share Units granted to her in 2010 under which she will earn a right to receive a number of shares of Company common stock based on achievement of a financial goal for 2011, subject to a condition that the Company achieve a specified threshold financial goal for 2011, and a condition that she must remain employed until at least December 31, 2011 to receive the shares.  Under the separation agreement, the requirement that Ms. Beck’s employment must continue until December 31, 2011 in order to receive the shares has been eliminated.  Lastly, certain elements of the tax equalization program relating to her prior overseas assignment in the U.K. will be discontinued and Ms. Beck will be released from any obligation to transfer to the Company any amounts related to tax refunds previously received by her pursuant to the program.

The foregoing is a summary of the separation agreement and is qualified in its entirety by reference to the separation agreement that is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Separation Agreement dated December 22, 2010, between Manpower Inc. and Barbara Beck

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 28, 2010	MANPOWER INC.

By: /s/ Kenneth C. Hunt
Kenneth C. Hunt
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Separation Agreement dated December 22, 2010, between Manpower Inc. and Barbara Beck